UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2007

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona		85284
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 26, 2007, the Nasdaq Listing Qualifications Panel granted the request of Insight Enterprises, Inc. (the "Company") for continued listing on The Nasdaq Stock Market, subject to the following conditions: the Company must provide Nasdaq with an update on the status of the previously announced Options Subcommittee's review of the Company's stock option practices by February 9, 2007; the Company must provide specified information to Nasdaq about the results of the option practices review on or about March 16, 2007; and the Company must file its Form 10-Q for the quarter ended September 30, 2006, including any required restatements, on or before April 26, 2007. The Company anticipates that it will be able to provide Nasdaq with the requested information by the February 9, 2007 and March 16, 2007 deadlines. The Company is working diligently to file its Form 10-Q for the quarter ended September 30, 2006 with the Securities and Exchange Commission as soon as possible following completion of the option practices review. As previously disclosed, the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for the period ended September 30, 2006. Also as previously disclosed, the Company does not anticipate being in a position to file its Form 10-K for the year ended December 31, 2006 by the filing deadline and will file the 10-K as soon as possible following completion of the option practices review.

A copy of the press release issued on January 30, 2007, announcing the Panel's decision, is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Press Release, dated January 30, 2007, issued by Insight Enterprises, Inc.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

January 30, 2007	By:	Stanley Laybourne

Name: Stanley Laybourne
Title: Chief Financial Officer, Secretary and Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated January 30, 2007, issued by Insight Enterprises, Inc.